UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2020

Cole Office & Industrial REIT (CCIT III), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-209128 (1933 Act)	47-0983661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Indemnification Agreements
The board of directors (the “Board”) of Cole Office & Industrial REIT (CCIT III), Inc. (the “Company”) authorized the Company to enter into an indemnification agreement (the “Indemnification Agreement”) with each of our executive officers, consisting of our Chief Executive Officer and President and our Chief Financial Officer, and each of the current members of the Board (the “Indemnitees”). Each of the Indemnitees entered into the Indemnification Agreement with the Company on August 12, 2020, in substantially the same form approved by the Board. The Indemnification Agreement obligates the Company to indemnify and advance expenses and costs incurred by Indemnitee in connection with any claims, suits or other legal proceedings arising as a result of his or her service, to the extent permitted by Maryland law and by the charter of the Company.
In addition, the Indemnification Agreement requires the Company to advance reasonable expenses incurred by or on behalf of the Indemnitees within 10 days of the receipt by the Company of a statement from the Indemnitees requesting the advance. The Indemnification Agreement provides for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change in control of the Company (as defined in the Indemnification Agreement). The Indemnification Agreement also provides that if the Company provides indemnification to another current or former director of the Company on terms that are more favorable than the terms of the Indemnification Agreement, the Indemnification Agreement will automatically be deemed to be amended to include such more favorable terms.
The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.
Distributions
On August 12, 2020, the board authorized a distribution for the month of August 2020 of $0.0322 per share of the Company’s Class A and Class T common stock, less the per share distribution and stockholder servicing fees that are payable with respect to shares of Class T common stock (as such fees are calculated on a daily basis for the period of August 1, 2020 to August 31, 2020). The distribution for each class of common stock is payable to stockholders of record as of the close of business on August 28, 2020 and will be paid on September 1, 2020. This distribution will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan (“DRIP”).
Determination of Estimated Per Share NAV
Overview
As previously disclosed, the Company is continuing to monitor and assess the impacts that the outbreak of the novel strain of coronavirus (“COVID-19”) may have on the Company’s business, tenants and operating partners, and on the U.S. and global economies. The impact of the COVID-19 outbreak on the value of the Company’s assets may be significant and will largely depend on future developments, which are highly uncertain and cannot be predicted. The Company will not be able to quantify any such impacts and their effect on the net asset value (“NAV”) until the Company has greater visibility into the impact that the COVID-19 outbreak will have on the Company’s tenants’ ability to continue to pay rent on their leases on a timely basis or at all, the degree to which federal, state or local governmental authorities grant rent relief or other relief or amnesty programs applicable to the Company’s tenants, the Company’s ability to access the capital markets, and on the United States and worldwide financial markets and economy. Therefore, the Company intends to publish an updated estimated per share NAV on a quarterly, rather than an annual basis going forward, until such time that the Company has greater visibility into the impact of the COVID-19 pandemic on the Company’s property valuations.
Accordingly, based on the recommendation from a valuation committee (the “Valuation Committee”) comprised of the independent directors of the Company, on August 12, 2020, the Board unanimously approved and established an updated estimated per share NAV of the Company’s Class A and Class T common stock of $7.76 based on an estimated market value of the Company’s assets less the estimated market value of the Company’s liabilities, divided by the total number of Class A and Class T shares outstanding, as of June 30, 2020.

The Company is providing this updated estimated per share NAV to assist broker-dealers in meeting their customer account statement reporting obligations under Financial Industry Regulatory Authority Rule 2231. The updated estimated per share NAV will first appear on stockholder account statements for the quarter ended September 30, 2020. The Board previously determined an estimated per share NAV of the Company’s common stock of $7.63 as of March 31, 2020. As a result of the updated estimated per share NAV as of June 30, 2020, commencing on August 14, 2020, shares of Class A and Class T common stock will be issued in the Company’s DRIP for $7.76 per share. Additionally, commencing on August 14, 2020, the updated estimated per share NAV of $7.76 shall serve as the most recent estimated per share NAV for purposes of the Company’s share redemption program.
Process
In determining the estimated per share NAV, the Board considered information and analysis including valuation materials that were provided by Duff & Phelps, LLC (“Duff & Phelps”), information provided by the Company’s advisor, Cole Corporate Income Management III, LLC (“CCI III Management”), and the estimated per share NAV recommendation made by the Valuation Committee. Duff & Phelps is an independent third-party real estate advisory and consulting firm that was engaged by the Company to (1) estimate market values for any property with greater than eight years of remaining lease term using a direct capitalization approach, and (2) perform a discounted cash flow valuation for any of the Company’s properties with fewer than eight years of remaining lease term, as further described below. Duff & Phelps relied upon the Company’s determination of the estimated fair market value of the Company’s debt.
The engagement of Duff & Phelps was approved by the Board, including all of the independent directors thereof. Duff & Phelps’ scope of work was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. All members of the Duff & Phelps engagement team who certified the methodologies and assumptions applied by the Company hold a Member of Appraisal Institute (“MAI”) designation. In April 2020, Duff & Phelps was engaged by the Company to provide quarterly assistance to the Board with establishing the updated estimated per share NAV of the Company during the period of economic disruption caused by COVID-19, including as of March 31, 2020 and June 30, 2020, as well as by CIM Real Estate Finance Trust, Inc. (formerly known as Cole Credit Property Trust IV, Inc.) (“CMFT”), Cole Credit Property Trust V, Inc. (“CCPT V”) and Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”), each of which are real estate programs sponsored by our sponsor, to assist the board of directors of those companies in determining an updated estimated per share NAV for those same periods. Duff & Phelps was previously engaged by CMFT in July 2015, July 2016, December 2016, December 2017, December 2018 and December 2019 to assist the board of directors in determining an updated estimated per share NAV of CMFT. Additionally, Duff & Phelps was previously engaged by CCPT V in January 2016, December 2016, December 2017, December 2018 and December 2019 to assist the board of directors in determining an updated estimated per share NAV of CCPT V. Other than its engagements with the Company, CMFT, CCPT V and CCIT II described herein, Duff & Phelps does not have any direct interests in any transaction with the Company or the Company’s advisor or its affiliates, and has not performed any other services for the Company or the Company’s advisor or its affiliates during the past two years.
The analysis provided by Duff & Phelps included a range of NAVs of the Company’s shares, and the Board believes that the use of the “NAV Methodology,” as discussed below, as the primary or sole indicator of value has become widely accepted as a best practice in the valuation of non-listed REIT shares, and therefore the Board determined to use the NAV Methodology in establishing the estimated per share NAV. Based on these considerations, the Valuation Committee recommended and the Board established an estimated per share NAV of the Company’s Class A and Class T common stock, as of June 30, 2020, of $7.76 per share, which was the mid-point of the $7.39 to $8.16 per share valuation range calculated by Duff & Phelps using the NAV Methodology. The valuation was performed in accordance with the provisions of the Institute for Portfolio Alternatives Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. The Board is ultimately and solely responsible for the establishment of the estimated per share NAV.
Valuation Methodology
In preparing its valuation materials and in reaching its conclusions as to the reasonableness of the methodologies and assumptions used by the Company to value its assets, Duff & Phelps, among other things:

•	investigated numerous sales in the properties’ relevant markets, analyzed rental data and considered the input of buyers, sellers, brokers, property developers and public officials;

•
reviewed and relied upon Company-provided data regarding the size, year built, construction quality and construction type of the properties in order to understand the characteristics of the existing improvements and underlying land;

•	reviewed and relied upon Company-provided data regarding lease summaries, real estate taxes and operating expense data for the properties;

•	reviewed and relied upon Company-provided balance sheet items such as cash and other assets, as well as debt and other liabilities;

•
researched the market by means of publications, public and private databases and other resources to measure current market conditions, supply and demand factors, and growth patterns and their effect on the properties; and

•	performed such other analyses and studies, and considered such other factors, as Duff & Phelps considered appropriate.
In addition, to address the current risk to our portfolio due to the COVID-19 pandemic, Duff & Phelps considered the following factors while determining the values of the Company’s real estate assets:

•	rent collections and credit downgrades as a result of COVID-19;

•	potential impacts in rent growth over the next 12 months; and

•	leasing activity for vacancy with respect to downtime and rental rates.
Duff & Phelps utilized two approaches pursuant to the NAV Methodology in valuing the Company’s real estate assets that are commonly used in the commercial real estate industry. The following is a summary of the NAV Methodology and the valuation approaches used by Duff & Phelps:
NAV Methodology – The NAV Methodology determines the value of the Company by determining the estimated market value of the Company’s entity level assets, including real estate assets, and subtracting the market value of its entity level liabilities, including its debt. The materials provided by Duff & Phelps to estimate the value of the real estate assets were prepared using discrete estimations of “as is” market valuations for each of the properties in the Company’s portfolio using the income capitalization approach as the primary indicator of value and the sales comparison approach as a secondary approach to value, as discussed in greater detail below. From the aggregate values of the individual properties, Duff & Phelps made adjustments to reflect balance sheet assets and liabilities. The resulting amount, which is the estimated NAV of the Company, is divided by the total number of shares of Class A and Class T common stock outstanding to determine the estimated per share NAV. Duff & Phelps also reviewed the Company’s methodology for estimating fair market adjustments to the debt and determined that such methodology was reasonable.
Determination of Estimated Market Value of the Company’s Real Estate Assets Under the NAV Methodology
Income Capitalization Approach – The income capitalization approach first determines the income-producing capacity of a property by using contract rents on existing leases and by estimating market rent from rental activity at competing properties. Deductions are then made for vacancy and collection loss and operating expenses. The net operating income (“NOI”) developed in Duff & Phelps’ analysis is the balance of potential income remaining after vacancy, collection loss and operating expenses. This NOI was then capitalized at an appropriate rate to derive an estimate of value (the “Direct Capitalization Method”) or discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis (the “DCF Method”). Thus, two key steps were involved: (1) estimating the NOI applicable to the subject property and (2) choosing appropriate capitalization rates and discount rates.
Duff & Phelps utilized the Direct Capitalization Method for the property in the Company’s portfolio with more than eight years remaining on its existing lease, and the DCF Method for the other property.
The following summarizes the capitalization rate Duff & Phelps used to arrive at the estimated market value for the Company’s property that was valued using the Direct Capitalization Method:

Rate
Overall Capitalization Rate	6.00%
The following summarizes the terminal capitalization rate, discount rate and implied overall capitalization rate Duff & Phelps used to arrive at the estimated market value for the Company’s property that was valued using the DCF Method:

Rate
Terminal Capitalization Rate	8.50%
Discount Rate	9.50%
Implied Overall Capitalization Rate	8.78%
The Board believes that the assumptions employed by Duff & Phelps in the income capitalization approach are reasonable and within the ranges used for properties that are similar to the Company’s properties and held by investors with similar expectations to the Company’s investors. However, a change in the assumptions would impact the calculation of the value of the Company’s investments in real estate. For example, assuming all other factors remain unchanged, an increase of 25 basis points in the capitalization rates determined for the property valued using the Direct Capitalization Method, together with an increase of 50 basis points in the discount rates used for the property valued using the DCF Method, would result in a decrease of $0.37 per share from the mid-point of Duff & Phelps’ valuation range, while a corresponding basis point decrease in these rates would result in an increase of $0.40 per share from the mid-point of the valuation range. Further, each of these assumptions could change by more than 25 or 50 basis points, respectively, or not change at all.
Sales Comparison Approach – The sales comparison approach estimates value based on what other purchasers and sellers in the market have agreed to as the price for comparable improved properties. This approach is based upon the principle of substitution, which states that the limits of prices, rents, and rates tend to be set by the prevailing prices, rents, and rates of equally desirable substitutes.
Utilizing the NAV Methodology, including use of the two approaches to value the Company’s real estate assets noted above, and dividing by the approximately 3.2 million shares of the Company’s Class A and Class T common stock outstanding on June 30, 2020, resulted in an estimated valuation range of $7.39 to $8.16 per share, with a base value or mid-point of $7.76.
Duff & Phelps prepared and provided to the Company a report containing, among other information, a range of net asset values for the Company’s common stock as of June 30, 2020 (the “Valuation Report”). On July 24, 2020, the Valuation Committee conferred with Duff & Phelps regarding the methodologies and assumptions used in the Valuation Report, and discussed the Valuation Report and related issues with the Company’s advisor. The Valuation Committee met again to discuss the valuation on August 12, 2020. In determining a recommended per share NAV, the Valuation Committee considered the analysis provided by Duff & Phelps and the range of values Duff & Phelps determined, input from the Company’s advisor regarding the nature and characteristics of the real estate assets in the portfolio, and general real estate market conditions. Based upon this information, the Valuation Committee determined to recommend to the Board an estimated per share NAV of $7.76 for Class A and Class T shares, which was the mid-point of the range determined by Duff & Phelps. The Board thereafter unanimously approved the Valuation Committee’s recommendation.
The table below sets forth the calculation of the Company’s estimated per share NAV for Class A and Class T shares as of June 30, 2020 (dollars in thousands, except per share values):

	Estimated NAV	Estimated Per Share NAV
Investment in Real Estate Assets	$48,050	$14.89
Other Assets	2,187	0.68
Total Assets	50,237	15.57

Credit Facility	24,175	7.49
Other Liabilities	1,027	0.32
Total Liabilities	25,202	7.81
Total Estimated Value as of June 30, 2020	$25,035	$7.76
Shares Outstanding (in thousands)	3,226
The table below sets forth the calculation of the Company’s estimated per share NAV for Class A and Class T shares as of March 31, 2020 (dollars in thousands, except per share values):

	Estimated NAV	Estimated Per Share NAV
Investment in Real Estate Assets	$47,830	$14.82
Other Assets	1,909	0.59
Total Assets	49,739	15.41

Credit Facility	24,175	7.48
Other Liabilities	954	0.30
Total Liabilities	25,129	7.78
Total Estimated Value as of March 31, 2020	$24,610	$7.63
Shares Outstanding (in thousands)	3,227

Exclusions from Estimated Per Share NAV
The estimated per share NAV recommended by the Valuation Committee and approved by the Board does not reflect any “portfolio premium,” nor does it reflect an enterprise value of the Company, which may include a premium or discount to NAV for:

•	the size of the Company’s portfolio, as some buyers may pay more for a portfolio compared to prices for individual investments;

•	the overall geographic and tenant diversity of the portfolio as a whole;

•
the characteristics of the Company’s working capital, leverage, credit facilities and other financial structures where some buyers may ascribe different values based on synergies, cost savings or other attributes;

•	certain third-party transaction or other expenses that would be necessary to realize the value;

•	services being provided by personnel of CCI III Management under the advisory agreement and the Company’s potential ability to secure the services of a management team on a long-term basis; or

•	the potential difference in per share NAV if the Company were to list its shares of common stock on a national securities exchange.
In addition, because the estimated per share NAV is intended to reflect our estimated value on the date that the per share NAV is determined, the estimated per share NAV of $7.76 for Class T shares does not reflect any obligation to pay future distribution and stockholder servicing fees that may potentially become payable after the June 30, 2020 valuation date. As a result, the estimated liability for future distribution and stockholder servicing fees, which is accrued at the time each share is sold, has no effect on the per share NAV for Class T shares.
Limitations of the Estimated Per Share NAV
As with any valuation methodology, the NAV Methodology used by the Board in reaching an estimate of the per share NAV of the Company’s shares is based upon a number of estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different valuation methods, estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the per share NAV of the Company’s shares. In addition, the Board’s estimate of the per share NAV is not based on the book values of the Company’s real estate, as determined by generally accepted accounting principles, as the Company’s book value for most real estate is based on the amortized cost of the property, subject to certain adjustments.
Furthermore, in reaching an estimate of the per share NAV of the Company’s shares, the Board did not include a discount for debt that may include a prepayment obligation or a provision precluding assumption of the debt by a third party. In addition, although selling costs were used by Duff & Phelps in the individual valuation of properties using the DCF Method, other costs that are likely to be incurred in connection with an appropriate exit strategy, whether that strategy involves a listing of the Company’s shares of common stock on a national securities exchange, a merger of the Company, or a sale of the Company’s portfolio, were not included in the Board’s estimate of the per share NAV of the Company’s shares.
As a result, there can be no assurance that:

•	stockholders will be able to realize the estimated per share NAV upon attempting to sell their shares; or

•
the Company will be able to achieve, for its stockholders, the estimated per share NAV upon a listing of the Company’s shares of common stock on a national securities exchange, a merger of the Company, or a sale of the Company’s portfolio.

The estimated value of the Company’s assets and liabilities is as of a specific date and such value is expected to fluctuate over time in response to future events, including but not limited to, changes to commercial real estate values (including, but not limited to, changes to real estate values as a result of the ongoing COVID-19 outbreak), changes in market interest rates for real estate debt, changes in capitalization rates, rental and growth rates, changes in laws or regulations, demographic changes, returns on competing investments, changes in the amount of distributions on the Company’s common stock, repurchases of the Company’s common stock, the proceeds obtained for any common stock or other transactions, local and national economic factors and the factors specified in Part I, Item 1A, Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Part II, Item 1A, Risk Factors of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Specifically, due to the COVID-19 outbreak, there is risk and uncertainty in commercial real estate values. The impact of the COVID-19 outbreak on commercial real estate values may be significant and will largely depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak, the success of actions taken to contain or treat the outbreak, and reactions by consumers, companies, governmental entities and capital markets.

While the determination of the most recent estimated per share NAV was conducted with the material assistance of a third-party valuation expert, with respect to asset valuations, the Company is not required to obtain asset-by-asset appraisals prepared by certified independent appraisers, nor must any appraisals conform to formats or standards promulgated by any trade organization. The Company does not intend to release individual property value estimates or any of the data supporting the estimated per share NAV.
Additional Information Regarding Engagement of Duff & Phelps
Duff & Phelps’ valuation materials were addressed solely to the Company in connection with the approval by the Board of an estimated per share NAV of the common stock of the Company as of June 30, 2020. Duff & Phelps’ valuation materials provided to the Company do not constitute a recommendation to purchase or sell any shares of the Company’s common stock or other securities. The estimated per share NAV of the Company’s common stock may vary depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally (including changes due to the COVID-19 outbreak), such as changes in economic or market conditions, changes in interest rates, changes in the supply of and demand for commercial real estate properties and changes in tenants’ financial condition.
In connection with its review, while Duff & Phelps reviewed the information supplied or otherwise made available to it by the Company for reasonableness, Duff & Phelps assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Duff & Phelps, Duff & Phelps assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and relied upon the Company to advise Duff & Phelps promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.
In preparing its valuation materials, Duff & Phelps did not, and was not requested to, solicit third party indications of interest for the Company in connection with possible purchases of the Company’s securities or the acquisition of all or any part of the Company.
In performing its analyses, Duff & Phelps made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond Duff & Phelps’ control and the control of the Company. The analyses performed by Duff & Phelps are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not reflect the prices at which properties may actually be sold, and such estimates are inherently subject to uncertainty. As stated above, the Board considered other factors in establishing the estimated per share NAV of the Company’s common stock in addition to the materials prepared by Duff & Phelps. Consequently, the analyses contained in the Duff & Phelps materials should not be viewed as being determinative of the Board’s estimate of the per share NAV of the Company’s common stock.
Duff & Phelps’ materials were necessarily based upon market, economic, financial and other circumstances and conditions existing at June 30, 2020, and any material change in such circumstances and conditions may have affected Duff & Phelps’ analysis, but Duff & Phelps does not have, and has disclaimed, any obligation to update, revise or reaffirm its materials as of any date subsequent to June 30, 2020.
For services rendered in connection with and upon the delivery of its valuation materials, the Company paid Duff & Phelps a customary fee. The compensation Duff & Phelps received was based on the scope of work and was not contingent on an action or event resulting from analyses, opinions, or conclusions in its valuation materials or from its use. In addition, Duff & Phelps’ compensation for completing the valuation was not contingent upon the development or reporting of a predetermined value or direction in value that favors the Company, the amount of the estimated value, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of the valuation materials. The Company also agreed to reimburse Duff & Phelps for its expenses incurred in connection with its services, and will indemnify Duff & Phelps against certain liabilities arising out of its engagement.
Distribution Reinvestment Plan
Pursuant to the terms of the Company’s DRIP currently in effect, distributions will be reinvested in shares of the Company’s common stock at a price equal to the most recently disclosed estimated per share NAV, as determined by the Board, less the aggregate distributions per share of any net sale proceeds from the sale of one or more of the Company’s assets or other special distributions so designated by the Board. Accordingly, commencing on August 14, 2020, shares of both Class A and Class T common stock issued pursuant to the DRIP will be issued for $7.76 per share, until such time as the Board determines a new estimated per share NAV. Distributions on Class A shares will be reinvested in Class A shares and distributions on Class T shares will be reinvested in Class T shares.
A participant may terminate participation in the DRIP at any time by delivering a written notice to the administrator. To be effective for any monthly distribution, such termination notice must be received by the administrator at least 10 days prior to the last day of the month to which the distribution relates. Any notice of termination should be sent by mail to Shareholder Relations Department, 2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016.
Stockholders who presently participate in the DRIP do not need to take any action to continue their participation in the DRIP.
Share Redemption Program
In accordance with the Company’s share redemption program, the per share redemption price will equal the per share value shown on stockholders’ most recent customer account statements. As a result of the Board’s determination of an estimated per share NAV of the Company’s shares of common stock, commencing on August 14, 2020, the estimated per share NAV for Class A and Class T shares of $7.76 will be the per share value shown on stockholders’ most recent customer account statements and therefore will be the per share redemption price for purposes of the share redemption program, until such time as the Board determines a new estimated per share NAV.
Forward-Looking Statements
Certain statements contained in this Current Report on Form 8-K, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business and the methodology and assumptions used in determining the most recent estimated per share NAV of the Company’s common stock. Duff & Phelps relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Duff & Phelps’ valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. You can identify these forward-looking statements by the use of words such as “believes,” “potential,” “may,” “will,” “should,” “intends,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the U.S. Securities and Exchange Commission (“SEC”). Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated per share NAV.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement
99.1	Consent of Duff & Phelps, LLC

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2020	COLE OFFICE & INDUSTRIAL REIT (CCIT III), INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)